Exhibit 99.1
ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma consolidated financial information of Energy Transfer Partners, L.P. (“ETP”) reflects the pro forma impacts of (i) ETP’s proposed transaction to contribute its propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.9 billion in cash and common units representing limited partner interests in AmeriGas (the “Propane Transaction”) and (ii) ETP’s proposed Citrus Transaction (as defined below). These transactions are described more fully below.
The unaudited pro forma condensed consolidated balance sheet gives effect to the Propane Transaction and the Citrus Transaction as if both had occurred on September 30, 2011; the unaudited pro forma condensed consolidated statements of operations assume that both transactions were consummated on January 1, 2010. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) ETP’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2011, and (ii) ETP’s quarterly report on Form 10-Q for the nine months ended September 30, 2011, as filed with the SEC on November 7, 2011.
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Propane Transaction and/or Citrus Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
Propane Transaction
On October 15, 2011, ETP, Energy Transfer Partners GP, L.P. (“ETP GP”), Heritage ETC, L.P. (“Heritage”) and AmeriGas entered into a Contribution and Redemption Agreement (the “Agreement”). Pursuant to the Agreement, ETP has agreed to contribute to AmeriGas the subsidiaries which operate ETP’s retail propane business (the “Propane Business”) in exchange for consideration of approximately $2.9 billion (the “Purchase Price”).
The Purchase Price consists of $1.5 billion in cash (the “Cash Consideration”) and common units of AmeriGas valued at $1.319 billion based on a per unit price of $44.61 (the “Equity Consideration”), plus the assumption of certain liabilities of the Propane Business as specified in the Agreement (the “Transaction”). The Purchase Price is subject to pre-closing and post-closing adjustments as described in the Agreement, including adjustments (i) to account for deviations from actual working capital amounts from targeted working capital amounts at the time of closing of the Transaction; and (ii) requiring ETP to reimburse AmeriGas for any distributions (or portions of distributions) actually received by ETP on the AmeriGas common units constituting the Equity Consideration which were paid with respect to any calendar quarter or portion of a calendar quarter prior to the issuance of such AmeriGas common units. In addition, the cash portion of the Purchase Price may be decreased and the Equity Consideration may be increased by up to $175 million, depending on the financing terms available to AmeriGas, as further described below.
Consummation of the Transaction is subject to customary conditions, including, without limitation, (i) the expiration or early termination of the waiting period applicable to the consummation of the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any law, order or injunction prohibiting the Transaction and the related transactions; and (iii) the increase in the amount of loan commitments under AmeriGas’s credit facility to a maximum aggregate amount of $500 million and the approval of certain other amendments to its revolving credit agreement. Moreover, each party’s obligation to consummate the Transaction is subject to certain other conditions, including without limitation, (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Agreement (subject to customary materiality qualifiers). AmeriGas’s obligation to consummate the Transaction is also conditioned on AmeriGas obtaining debt financing in an amount not less than the Cash Consideration on certain agreed upon terms. AmeriGas is also not required to consummate the Transaction until after completion of a marketing period for such debt financing.
The Agreement contains termination rights for AmeriGas and ETP. Upon termination of the Agreement due to a failure of AmeriGas to consummate the debt financing if such financing was available on terms at least as favorable to AmeriGas as agreed with ETP (the “Agreed Financing Terms”), AmeriGas will be required to pay ETP a termination fee of $125 million. If the debt financing is available on certain other terms which are not as favorable to AmeriGas as the Agreed Financing Terms (the “Alternative Financing Terms”) and AmeriGas fails to consummate the debt financing and consummate the Transaction, AmeriGas will be required to pay ETP a termination fee of $75 million. If AmeriGas is unable to consummate the debt financing on terms at least as favorable as the Alternative Financing Terms, then AmeriGas may terminate the Agreement without any liability to AmeriGas. If AmeriGas elects to consummate the debt financing on the Alternative Financing Terms and consummate the Transaction, then, while the aggregate Purchase Price will not be affected, the Equity Consideration will increase by $75 million to $175 million and the Cash Consideration will decrease by a corresponding amount, with the amount of the adjustment dependent on the actual terms of the debt financing consummated by AmeriGas.
AmeriGas’s ability to consummate the debt financing will be subject to market and other conditions at the time of such offering and there can be no assurance that AmeriGas will be able to secure the debt financing in accordance with terms at least as favorable to AmeriGas as the Agreed Financing Terms, the Alternative Financing Terms or at all.
Citrus Transaction
On July 19, 2011, Energy Transfer Equity, L.P. (“ETE”), which owns the general partner of ETP, entered into a Second Amended and Restated Agreement and Plan of Merger (the “Second Amended SUG Merger Agreement”) with Sigma Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ETE (“Merger Sub”), and Southern Union Company, a Delaware corporation (“SUG”). The Second Amended SUG Merger Agreement modifies certain terms of the Amended and Restated Agreement and Plan of Merger entered into by ETE, Merger Sub and SUG on July 4, 2011 (the “First Amended Merger Agreement”). Under the terms of the Second Amended SUG Merger Agreement, Merger Sub will merge with and into SUG, with SUG continuing as the surviving entity and becoming a wholly owned subsidiary of ETE (the “SUG Merger”), subject to certain conditions to closing.
Consummation of the SUG Merger is subject to customary conditions, including, without limitation: (i) the adoption of the Second Amended SUG Merger Agreement by the stockholders of SUG, (ii) the expiration or early termination of the waiting period applicable to the SUG Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any required approvals thereunder, (iii) the receipt of required approvals from the Federal Energy Regulatory Commission (the “FERC”), the Missouri Public Service Commission and, if required, the Massachusetts Department of Public Utilities, (iv) the effectiveness of a registration statement on Form S-4 relating to the ETE Common Units to be issued in the SUG Merger, and (v) the absence of any law, injunction, judgment or ruling prohibiting or restraining the SUG Merger or making the consummation of the SUG Merger illegal. On July 28, 2011, the waiting period applicable to the SUG Merger under the HSR Act expired.
The registration statement on Form S-4 relating to the common units of ETE to be issued in the SUG Merger was declared effective by the SEC on October 27, 2011. On October 28, 2011, SUG commenced the distribution of the proxy statement/prospectus for the special meeting of SUG stockholders associated with the SUG Merger. The special meeting of the SUG stockholders is scheduled for December 9, 2011. The primary purpose of the meeting is to vote on the proposed SUG Merger.
On July 19, 2011, ETP entered into an Amended and Restated Agreement and Plan of Merger with ETE (the “Amended Citrus Merger Agreement”). The Amended Citrus Merger Agreement modifies certain terms of the Agreement and Plan of Merger entered into by ETP and ETE on July 4, 2011. Pursuant to the terms of the Second Amended SUG Merger Agreement, immediately prior to the effective time of the SUG Merger, ETE will assign and SUG will assume the benefits and obligations of ETE under the Amended Citrus Merger Agreement.
Under the Amended Citrus Merger Agreement, it is anticipated that SUG will cause the contribution to ETP of a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by SUG and El Paso Corporation (the “Citrus Transaction”). The Citrus Transaction will be affected through the merger of Citrus ETP Acquisition, L.L.C., a Delaware limited liability company and wholly owned subsidiary of ETP, with and into CrossCountry Energy, LLC, a Delaware limited liability company and wholly owned subsidiary of SUG that indirectly owns a 50% interest in Citrus Corp. (“CrossCountry”). In exchange for the interest in Citrus Corp., SUG will receive approximately $2.0 billion, consisting of $1.895 billion in cash and $105 million of ETP common units, with the value of the ETP common units based on the volume-weighted average trading price for the ten consecutive trading days ending immediately prior to the date that is three trading days prior to the closing date of the Citrus Transaction. In connection with this transaction ETE has agreed to relinquish its rights to approximately $220 million of the incentive distributions from ETP that ETE would otherwise be entitled to receive over 16 consecutive quarters following the closing of the Citrus Transaction.
The Amended Citrus Merger Agreement includes customary representations, warranties and covenants of ETP and ETE (including representations, warranties and covenants relating to SUG, CrossCountry and certain of CrossCountry’s affiliates). Consummation of the Citrus Transaction is subject to customary conditions, including, without limitation: (i) satisfaction or waiver of the closing conditions set forth in the Second Amended SUG Merger Agreement, (ii) the receipt by ETP of any necessary waivers or amendments to its credit agreement, (iii) the amendment of ETP’s partnership agreement to reflect the agreed upon relinquishment by ETE of incentive distributions from ETP discussed above, and (iv) the absence of any order, decree, injunction or law prohibiting or making the consummation of the transactions contemplated by the Amended Citrus Merger Agreement illegal. The Amended Citrus Merger Agreement contains certain termination rights for both ETE and ETP, including among others, the right to terminate if the Citrus Transaction is not completed by December 31, 2012 or if the Second Amended SUG Merger Agreement is terminated.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2011
(in thousands)

		Propane		ETP as	Citrus
		Transaction		Adjusted for	Transaction
	ETP	Pro Forma		Propane	Pro Forma
	Historical	Adjustments		Transaction	Adjustments		ETP Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$136,233	$(28,469	) a	$107,764	$—		$107,764
Marketable securities	3,151	(1,473	) a	1,678	—		1,678
Accounts receivable, net of allowance for doubtful accounts	545,829	(81,312	) a	464,517	—		464,517
Accounts receivable from related companies	76,897	(2,094	) a	74,803	—		74,803
Inventories	306,895	(90,585	) a	216,310	—		216,310
Exchanges receivable	15,523	—		15,523	—		15,523
Price risk management assets	11,216	(6	) a	11,210	—		11,210
Other current assets	141,426	(23,508	) a	117,918	—		117,918

Total current assets	1,237,170	(227,447)		1,009,723	—		1,009,723

PROPERTY, PLANT AND EQUIPMENT, net	11,903,288	(790,433	) a	11,112,855	—		11,112,855

ADVANCES TO AND INVESTMENTS IN AFFILIATES	206,505	1,319,000	b	1,525,505	2,000,000	d	3,525,505
LONG-TERM PRICE RISK MANAGEMENT ASSETS	19,827	—		19,827	—		19,827
GOODWILL	1,220,006	(619,854	) a	600,152	—		600,152
INTANGIBLE ASSETS, net	335,767	(153,481	) a	182,286	—		182,286
OTHER NON-CURRENT ASSETS, net	155,485	(9,143	) a	146,342	—		146,342

Total assets	$15,078,048	$(481,358)		$14,596,690	$2,000,000		$16,596,690

CURRENT LIABILITIES:
Accounts payable	$360,515	$(37,189	) a	$323,326	$—		$323,326
Accounts payable to related companies	26,373	80,114	a	106,487	—		106,487
Exchanges payable	15,682	—		15,682	—		15,682
Price risk management liabilities	64,180	(1,972	) a	62,208	—		62,208
Accrued and other current liabilities	579,402	(152,283	) a	427,119	—		427,119
Current maturities of long-term debt	424,076	(24,076	) a	400,000	—		400,000

Total current liabilities	1,470,228	(135,406)		1,334,822	—		1,334,822

LONG-TERM DEBT, less current maturities	7,652,318	(60,383	) a	6,266,443	1,895,000	d	8,161,443
		(1,325,492	) b
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	36,628	(43	) a	36,585	—		36,585
OTHER NON-CURRENT LIABILITIES	151,000	(2,602	) a	148,398	—		148,398

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	175,352	19,944	a	192,438	—		192,438
		(2,858	) b
Limited Partners:
Common Unitholders	4,965,032	1,197,663	a	5,991,045	105,000	d	6,096,045
		(171,650	) b
Accumulated other comprehensive income	12,406	(531	) a	11,875	—		11,875

Total partners’ equity	5,152,790	1,042,568		6,195,358	105,000		6,300,358
Noncontrolling interest	615,084	—		615,084	—		615,084

Total equity	5,767,874	1,042,568		6,810,442	105,000		6,915,442

Total liabilities and equity	$15,078,048	$(481,358)		$14,596,690	$2,000,000		$16,596,690

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2011
(dollars in thousands, except per unit data)

		Propane		ETP as	Citrus
		Transaction		Adjusted for	Transaction
	ETP	Pro Forma		Propane	Pro Forma
	Historical	Adjustments		Transaction	Adjustments		ETP Pro Forma
REVENUES:
Natural gas operations	$3,985,661	$—		$3,985,661	$—		$3,985,661
Retail propane	962,258	(962,258	) a	—	—		—
Other	83,069	(83,069	) a	—	—		—

Total revenues	5,030,988	(1,045,327)		3,985,661	—		3,985,661

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	2,470,159	—		2,470,159	—		2,470,159
Cost of products sold — retail propane	587,460	(587,460	) a	—	—		—
Cost of products sold — other	20,992	(20,992	) a	—	—		—
Operating expenses	574,528	(257,147	) a	317,381	—		317,381
Depreciation and amortization	313,878	(62,215	) a	251,663	—		251,663
Selling, general and administrative	158,074	(37,861	) a	120,213	—		120,213

Total costs and expenses	4,125,091	(965,675)		3,159,416	—		3,159,416

OPERATING INCOME	905,897	(79,652)		826,245	—		826,245

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(347,706)	6,960	a	(275,809)	(69,641	) e	(345,450)
		64,937	b
Equity in earnings of affiliates	13,386	33,738	b	47,124	65,028	f	112,152
Losses on non-hedged interest rate derivatives	(64,705)	—		(64,705)	—		(64,705)
Impairment of investment in affiliates	(5,355)	—		(5,355)	—		(5,355)
Other, net	(1,230)	3,010	a	1,780	—		1,780

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	500,287	28,993		529,280	(4,613)		524,667
Income tax expense (benefit)	20,419	(772	) a	19,647	—		19,647

NET INCOME	479,868	29,765		509,633	(4,613)		505,020
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	17,673	—		17,673	—		17,673

NET INCOME ATTRIBUTABLE TO PARTNERS	462,195	29,765		491,960	(4,613)		487,347

GENERAL PARTNER’S INTEREST IN NET INCOME	318,241	500	c	318,741	(40,646	) g	278,095

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$143,954	$29,265	c	$173,219	$36,033	g	$209,252

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.68			$0.82			$0.99

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	203,918,940			203,918,940			206,245,552	h

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.68			$0.82			$0.98

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	205,085,770			205,085,770			207,412,382	h

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(dollars in thousands, except per unit data)

		Propane		ETP as	Citrus
		Transaction		Adjusted for	Transaction
	ETP	Pro Forma		Propane	Pro Forma
	Historical	Adjustments		Transaction	Adjustments		ETP Pro Forma
REVENUES:
Natural gas operations	$4,454,640	$—		$4,454,640	$—		$4,454,640
Retail propane	1,314,973	(1,314,973	) a		—		—

Other	115,214	(115,214	) a	—	—		—

Total revenues	5,884,827	(1,430,187)		4,454,640	—		4,454,640

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	2,817,357	—		2,817,357	—		2,817,357
Cost of products sold — retail propane	752,926	(752,926	) a	—	—		—
Cost of products sold — other	29,658	(29,658	) a	—	—		—
Operating expenses	707,271	(343,022	) a	364,249	—		364,249
Depreciation and amortization	343,011	(82,640	) a	260,371	—		260,371
Selling, general and administrative	176,433	(45,935	) a	130,498	—		130,498

Total costs and expenses	4,826,656	(1,254,181)		3,572,475	—		3,572,475

OPERATING INCOME	1,058,171	(176,006)		882,165	—		882,165

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(412,553)	11,954	a	(314,017)	(92,855)	e	(406,872)
		86,582	b
Equity in earnings of affiliates	11,727	18,600	b	30,327	67,304	f	97,631
Losses on disposal of assets	(5,043)	1,027	a	(4,016)	—		(4,016)
Gains on non-hedged interest rate derivatives	4,616	—		4,616	—		4,616
Allowance for equity funds used during construction	28,942	—		28,942	—		28,942
Impairment of investment in affiliate	(52,620)	—		(52,620)	—		(52,620)
Other, net	(482)	(1,941	) a	(2,423)	—		(2,423)

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	632,758	(59,784)		572,974	(25,551)		547,423
Income tax expense (benefit)	15,536	(1,655	) a	13,881	—		13,881

NET INCOME	617,222	(58,129)		559,093	(25,551)		533,542
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	—	—		—	—		—

NET INCOME ATTRIBUTABLE TO PARTNERS	617,222	(58,129)		559,093	(25,551)		533,542

GENERAL PARTNER’S INTEREST IN NET INCOME	387,729	(1,052	) c	386,677	(54,461	) g	332,216

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$229,493	$(57,077	) c	$172,416	$28,910	g	$201,326

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$1.20			$0.90			$1.03

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	188,077,143			188,077,143			190,403,755	h

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$1.19			$0.89			$1.03

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	188,717,396			188,717,396			191,044,008	h

ENERGY TRANSFER PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA INFORMATION

(a)	To record the deconsolidation of ETP’s propane operations in connection with the proposed transaction with AmeriGas. Based on the carrying amount of ETP’s propane operations as of September 30, 2011, ETP would recognize a gain on the divestiture of its propane operations in the amount of approximately $1.2 billion, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed consolidated statements of operations do not include a gain on the divestiture, because such gain would not be expected to have a continuing impact on ETP’s results of operations.

(b)	To record the pro forma impacts from the consideration received in connection with the proposed contribution of ETP’s propane operations to AmeriGas, including (i) ETP’s acquisition of AmeriGas common units representing approximately 34% of the limited partner interests in AmeriGas, and (ii) ETP’s assumed use of cash proceeds from the transaction with AmeriGas to extinguish long-term debt. The unaudited pro forma condensed consolidated balance sheet adjustments reflect the investment in AmeriGas at the equity consideration amount of $1.319 billion, as specified in the Contribution and Redemption Agreement between ETP and AmeriGas, which amount is presumed to approximate the fair value of the AmeriGas common units. The pro forma adjustments to long-term debt and related interest expense are based on the assumption that cash proceeds are first applied to repay the entire outstanding balance on ETP’s revolving credit facility as of the assumed transaction date and any remaining proceeds are applied to redeem a portion of ETP’s outstanding senior notes. Accordingly, the unaudited pro forma condensed consolidated balance sheet includes a pro forma adjustment to reflect a reduction of long-term debt of $1.325 billion, which represents the total of (i) the repayment of the outstanding balance of $575 million on ETP’s revolving credit facility as of September 30, 2011 and (ii) the redemption of an assumed $750 million total principal amount of ETP’s senior notes. The unaudited pro forma condensed consolidated statements of operations include adjustments to reduce interest expense due to the assumed repayment of (i) $150 million of outstanding borrowings on ETP’s revolving credit facility based on the amount outstanding as of January 1, 2010 and (ii) the redemption of an assumed $1.175 billion total principal amount of ETP’s senior notes. The unaudited pro forma condensed consolidated balance sheet reflects a pro forma adjustment to partners’ capital of approximately $175 million in total, which represents the estimated loss on extinguishment of debt that would have been recognized if the assumed redemption of senior notes had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations do not include a loss on extinguishment of debt, because such loss would not be expected to have a continuing impact on ETP’s results of operations.

The unaudited pro forma condensed consolidated statements of operations also include adjustments to equity in earnings of affiliates to reflect net impact of (i) ETP’s proportionate share of limited partners’ interest in net income attributable to AmeriGas and (ii) amortization of the pro forma excess fair value associated with ETP’s interest in AmeriGas. For purposes of the unaudited pro forma condensed consolidated statements of operations, ETP’s equity in the earnings of AmeriGas is calculated by applying a one-quarter lag to the limited partners’ interest in net income attributable to AmeriGas, due to availability of financial information. Accordingly, ETP’s equity in earnings of AmeriGas reflected in its unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are based on the earnings of AmeriGas for the nine months ended June 30, 2011 and the twelve months ended September 30, 2010, respectively.

(c)	To reflect changes in amounts attributable to general and limited partners based on (i) deconsolidation of ETP’s propane operations, (ii) ETP’s acquisition of a 34% interest in AmeriGas and (iii) ETP’s use of cash proceeds to repay outstanding borrowings.

(d)	To record the $2.0 billion contribution for ETP’s 50% interest in Citrus Corp. consisting of $1.895 billion in issuance of debt and borrowing from the ETP Credit Facility and the issuance of $105 million of ETP common units.

(e)	To record interest expense at ETP’s assumed rate of 4.9% from incremental debt of $1.895 billion in connection with the Citrus Transaction. The actual interest rate could vary from the rate assumed for purposes of this pro forma information; a variance of 1/8 percent would result in a change in interest expense of approximately $2.4 million annually based on the assumed principal amount.

(f)	To record ETP’s 50% share in equity in earnings of Citrus Corp. and amortization of the portion of the purchase price allocated to the investment in Citrus Corp. in excess of the book value of the Citrus Corp. investment recorded on its historical financial statements. For purposes of the unaudited pro forma condensed consolidated statements of operations, ETP’s equity in the earnings of Citrus Corp. is calculated by applying a one-quarter lag to the earnings of Citrus Corp., due to availability of financial information. Accordingly, ETP’s equity in earnings of Citrus Corp. reflected in its unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are based on the earnings of Citrus Corp. for the nine months ended June 30, 2011 and the twelve months ended September 30, 2010, respectively, as calculated based on information in the public filings of Citrus Corp.’s joint venture partners. Subsequent to closing of the proposed Citrus Transaction, we expect that Citrus Corp. would be operated by an affiliate of ETP; therefore, we anticipate that a one-quarter lag would not be necessary to record equity in earnings of Citrus Corp. in ETP’s historical financial statements.

(g)	To reflect changes in amounts attributable to general and limited partners based on (i) pro forma changes in earnings resulting from ETP’s acquisition of a 50% interest in Citrus Corp. and assumed borrowings to fund such acquisition, (ii) the change in relative ownership percentage between the general partner and limited partners that would be presumed to occur upon issuance of $105 million of ETP Common Units in connection with the Citrus Transaction, and (iii) the impact for the periods presented of ETE’s relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

(h)	The pro forma average number of limited partner units outstanding reflects ETP’s issuance of $105 million of ETP Common Units to be issued in connection with the Citrus Transaction.